UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 7, 2005 (December 2, 2005)
Vsource, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-30326	77-0557617

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7855 Ivanhoe Avenue, Suite 200, La Jolla, California 92037-4508
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code : (858) 551-2920
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SIGNATURES
Partnership Interest Purchase Agreement
Partnership Interest Purchase Agreement

Item 1.01. Entry into a Material Definitive Agreement.
     On December 2, 2005, Vsource, Inc. (the “Registrant”), a Delaware corporation, through various indirect subsidiaries as described below, entered into two separate agreements to acquire from the same seller a controlling interest in two separate outpatient surgical centers in San Diego, California. The terms and conditions of the two agreements are substantially identical other than with respect to the identification of the parties and the surgical center to which each applies.
     The first Partnership Interest Purchase Agreement (the “Del Mar Purchase Agreement”), which is attached hereto as Exhibit 10.1, was entered into on December 2, 2005, by and among Del Mar GenPar, Inc. (“DM GenPar”), and Del Mar Acquisition, Inc. (“DM Acquisition” and, together with DM GenPar, the “Del Mar Buyers”), each a Nevada corporation and a newly created, wholly-owned indirect subsidiary of the Registrant; Surgical Ventures, Inc. (“SVI”), a California corporation; and David M. Kupfer, M.D. (“Kupfer”), an individual residing in the State of California and the sole stockholder of SVI. Pursuant to the Del Mar Purchase Agreement, the Del Mar Buyers will acquire an aggregate of 51% of the outstanding ownership interests in Elite Surgical Centers, Del Mar L.P. (the “Del Mar Partnership”), a California limited partnership which operates the outpatient surgical center known as Elite Surgical Center Del Mar, located at 12264 El Camino Real, Suite 55, San Diego, CA 92130. The aggregate consideration for this acquisition will be $1,275,000 payable in preferred stock of DM Acquisition, which preferred stock will be exchangeable into shares of the Registrant’s common stock, par value $0.01 per share (“Parent Common Stock”), on the terms and subject to the conditions set forth in the certificates of designation for such preferred stock, which are attached as exhibits to the Del Mar Purchase Agreement.
     The Del Mar Purchase Agreement contains customary representations, warranties, covenants, closing conditions, mutual indemnity provisions and termination rights. The Del Mar Purchase Agreement also may be terminated at any time for any reason or no reason if the terminating party agrees to reimburse the non-terminating party for its legal fees incurred through the date of such termination.
     The foregoing description is subject to, and qualified in its entirety by, the Del Mar Purchase Agreement and the exhibits thereto, which are attached to this report as Exhibit 10.1.
     The second Partnership Interest Purchase Agreement (the “Point Loma Purchase Agreement”), which is attached hereto as Exhibit 10.2, was entered into on December 2, 2005, by and among Point Loma GenPar, Inc. (“PL GenPar”), and Point Loma Acquisition, Inc. (“PL Acquisition” and, together with PL GenPar, the “Point Loma Buyers”), each a Nevada corporation and a newly created, wholly-owned indirect subsidiary of the Registrant; SVI and Kupfer. Pursuant to the Point Loma Purchase Agreement, the Point Loma Buyers will acquire an aggregate of 51% of the outstanding ownership interests in Point Loma Surgical Center, L.P. (the “Point Loma Partnership”), a California limited partnership which operates the outpatient surgical center known as Point Loma Surgical Center, located at 3434 Midway Drive, Suite 1006, San Diego, CA 92110. The aggregate consideration for this acquisition will be $1,275,000 payable in preferred stock of PL Acquisition, which preferred stock will be exchangeable into shares of Parent Common Stock on the terms and subject to the conditions set forth in the certificates of designation for such preferred stock, which are attached as exhibits to the Point Loma Purchase Agreement.

     The Point Loma Purchase Agreement contains customary representations, warranties, covenants, closing conditions, mutual indemnity provisions and termination rights. The Point Loma Purchase Agreement also may be terminated at any time for any reason or no reason if the terminating party agrees to reimburse the non-terminating party for its legal fees incurred through the date of such termination.
     The foregoing description is subject to, and qualified in its entirety by, the Point Loma Purchase Agreement and the exhibits thereto, which are attached to this report as Exhibit 10.2.
Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Partnership Interest Purchase Agreement dated as of December 2, 2005, by and among Del Mar GenPar, Inc. and Del Mar Acquisition, Inc., as the buyers; Surgical Ventures, Inc., as the seller; and David M. Kupfer, M.D., along with all exhibits thereto.
10.2	Partnership Interest Purchase Agreement dated as of December 2, 2005, by and among Point Loma GenPar, Inc. and Point Loma Acquisition, Inc., as the buyers; Surgical Ventures, Inc., as the seller; and David M. Kupfer, M.D., along with all exhibits thereto.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VSOURCE, INC.
Date: December 7, 2005	By:	/s/ David Hirschhorn
		Name:	David Hirschhorn
		Title:	Co-Chief Executive Officer